Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of Foundation Building Materials, Inc. (the “Company”), as adjusted to give effect to the November 1, 2018, sale of the Company’s mechanical insulation segment (“MI Business”), to SPI, LLC (the “Buyer”). The MI Business sale was a disposition that qualified as discontinued operations under Accounting Standards Codification No. 205, Presentation of Financial Statements. Therefore, the Company's Form 10-Q for the quarterly period ended September 30, 2018, filed on November 1, 2018, reflects the MI Business as discontinued operations in its condensed consolidated balance sheets as of September 30, 2018, and December 31, 2017, and statements of operations for the three and nine months ended September 30, 2018 and 2017, respectively.

The following unaudited pro forma condensed consolidated financial statements are presented to comply with Article 11 of Regulation S-X and follow prescribed U.S. Securities and Exchange Commission regulations. The unaudited pro forma condensed consolidated financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations or financial position would have been for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition on a factually supported basis. Consequently, the Company was not permitted within the unaudited pro forma condensed consolidated financial statements to allocate to the disposed operations any indirect corporate overhead or costs, such as administrative corporate functions or any other costs that were shared with the retained business of the Company. As a result, such costs are not reflected in the pro forma adjustments and are included in the retained business of the Company.

The unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes and to assist in the analysis of the Company’s sale of the MI Business to the Buyer. This information should be read together with the historical consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2017 and 2016, give effect to the MI Business sale as if it had occurred on January 1, 2016.

The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of the Company and are based on assumptions that management believes are reasonable in the circumstances.

Foundation Building Materials, Inc. Unaudited Pro Forma Condensed Consolidated Statement Of Operations Year Ended December 31, 2017
(in thousands, except share and per share amounts)

	Historical - As Reported	Adjustments To Reflect MI Business Sale	Pro Forma
Net sales	$2,060,902	$270,788	$1,790,114
Cost of goods sold	1,463,041	195,116	1,267,925
Gross profit	597,861	75,672	522,189
Operating expenses:
Selling, general and administrative	461,564	61,700	399,864
Depreciation and amortization	76,850	5,989	70,861
Total operating expenses	538,414	67,689	470,725
Income from operations	59,447	7,983	51,464
Interest expense	(61,071)	(60)	(61,011)
Other income, net	81,502	14	81,488
Income before income taxes	79,878	7,937	71,941
Income tax benefit	(2,602)	3,363	(5,965)
Net income	$82,480	$4,574	$77,906

Earnings per share data:
Earnings per share - basic	$1.99		$1.88
Earnings per share - diluted	$1.99		$1.88

Weighted average shares outstanding:
Basic	41,486,496		41,486,496
Diluted	41,490,653		41,490,653

Foundation Building Materials, Inc. Unaudited Pro Forma Condensed Consolidated Statement Of Operations Year Ended December 31, 2016
(in thousands, except share and per share amounts)

	Historical - As Reported	Adjustments To Reflect MI Business Sale	Pro Forma
Net sales	$1,392,509	$99,013	$1,293,496
Cost of goods sold	995,704	73,923	921,781
Gross profit	396,805	25,090	371,715
Operating expenses:
Selling, general and administrative	328,847	23,556	305,291
Depreciation and amortization	51,378	1,888	49,490
Total operating expenses	380,225	25,444	354,781
Income from operations	16,580	(354)	16,934
Interest expense	(52,511)	(29)	(52,482)
Other expense, net	(7,172)	(16)	(7,156)
Loss before income taxes	(43,103)	(399)	(42,704)
Income tax benefit	(14,733)	10	(14,743)
Net loss	$(28,370)	$(409)	$(27,961)

Loss per share data:
Loss per share - basic	$(0.95)		$(0.93)
Loss per share - diluted	$(0.95)		$(0.93)

Weighted average shares outstanding:
Basic	29,974,239		29,974,239
Diluted	29,974,239		29,974,239

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